CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Western Asset Municipal High Income Fund Inc. (the “Registrant”), each certify to the best of their knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset Municipal High Income Fund Inc.	Western Asset Municipal High Income Fund Inc.

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: December 23, 2024	Date: December 23, 2024

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.